Exhibit 32.2

Certification of Chief Financial Officer

The undersigned Chief Financial Officer of Alarion Financial Services, Inc. does hereby certify, to such officer’s knowledge, that this report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Jankie Dhanpat
Jankie Dhanpat
Chief Financial Officer

Date: May 26, 2006